EXHIBIT 99.1

CCC Announces Final Approval in National
Class Action Litigation in Madison County, IL

Settlement resolves class action suits against the Company in Madison County involving its valuation product with no admission of liability or wrongdoing

CHICAGO, December 20, 2005 - CCC Information Services Inc., a subsidiary of CCC Information Services Group Inc. (Nasdaq: CCCG), today announced that the Illinois Circuit Court for Madison County, Illinois has issued an order granting final approval of the settlement agreed to by the company, 15 of its customers and the plaintiffs in various class actions consolidated in Madison County, Illinois, In re Total Loss Class Action Litigation Case Nos. 01 L 157, et al. The settlement includes no admission of liability or wrongdoing by CCC or its customers.

The Honorable Judge Ralph Mendelsohn entered an order today giving final approval to the settlements and directing the implementation of their final terms. In July 2005, the Company announced that it had received the Court’s preliminary approval for settlement of these cases, which relate to the valuation of vehicles that have been declared a total loss by insurers.

“We are very pleased to see this matter near a close,” said Githesh Ramamurthy, Chairman and Chief Executive Officer of CCC. “The Court’s decision confirms that the settlement terms are equitable for all parties. We, in turn, believe that this is a very good result for CCC and its customers.”

The settlement requires CCC to pay notice and administration fees and other costs associated with the settlement. The administrative process is underway, and the Company estimates that these costs will total approximately $8 million, including available insurance proceeds of $1.8 million. The Company is fully reserved for these payments. CCC will also engage the services of an independent, third party as a Court-appointed monitor for five years following settlement. The monitor will periodically review the methodology used in CCC’s valuation product and oversee the performance of various product validation studies.

About CCC

CCC Information Services Group Inc. (NASDAQ: CCCG), headquartered in Chicago, is a leading supplier of advanced software, communications systems, Internet and wireless-enabled technology solutions to the automotive claims and collision repair industries. Its technology-based products and services optimize efficiency throughout the entire claims management supply chain and facilitate communication among approximately 21,000 collision repair facilities, 350 insurance companies, and a range of industry participants. For more information about CCC Information Services, visit CCC’s Web site at www.cccis.com.

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in the Company’s filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, competition in the automotive claims and collision repair industries, the ability to develop new products and services, the prolonged sales and implementation cycles of some of the Company’s newproducts, the ability to protect trade secrets and proprietary information, the ability to generate the cash flow necessary to meet the Company’s obligations, the outcome of certain legal proceedings, and other factors. The Company cannot predict whether other existing cases relating to total loss valuations can be resolved on comparable terms or whether additional suits may be filed in the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. The Company has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement.

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